CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of China Tractor Holdings, Inc. for the period ended December 31, 2008, I, Lau San, Chief Executive Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Annual Report on Form 10-K for the year ended December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-K for the year ended December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of China Tractor Holdings, Inc.

Dated: April 15, 2010

/s/ Lau San
Lau San
President and Chief Executive Officer